United States
                       Securities and Exchange Commission
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2003

                  PIF/Cornerstone Ministries Investments, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Georgia                               333-93475               58-2232313
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(State or other jurisdiction         (Commission             (IRS Employer
of Incorporation)                    File Number)            Identification No.)


6030 Bethelview Road, Suite 203, Cumming, GA                          30040
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code  678-455-1100
                                                    ------------

Item 4. Changes in Registrant's Certifying Accountant. On February 10, 2003, registrant engaged an independent accountant, Robert N. Clemons, CPA, PA, as the principal accountant to audit the registrant's financial statements.

As reported by the registrant on Form 10-Q for the period ending June 30, 2002, filed August 13, 2002, its independent accountant, a sole practitioner, died suddenly and unexpectedly on July 20, 2002.

Prior to engaging Mr. Clemons, the registrant did not consult him about the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant's financial statements. The registrant did consult with Mr. Clemons about the application of accounting principles to its business generally, such as the amortization of loan fees. Mr. Clemons' oral advice was that SFAS No. 91 would be followed. The former accountant was deceased and therefore not consulted. Mr. Clemons was asked to review this disclosure before it was filed with the Commission. He has advised the registrant that he will not be furnishing the registrant with a letter described in Item 304(a)(2)(i)(D).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PIF/Cornerstone Ministries Investments, Inc.
                                    --------------------------------------------
                                                     (Registrant)

                                                  S/JOHN T. OTTINGER
                                    --------------------------------------------
                                       John T. Ottinger, Vice President, Chief
                                      Operating Officer, Chief Financial Officer

Date: February 13, 2003